Entergy Corporation
639 Loyola Avenue
New Orleans, LA  70013

NEWS
RELEASE

Exhibit 99.1

Date:             October 17, 2006

For Release:   Immediate

Contact:         Yolanda Pollard (Media)                 Michele Lopiccolo (Investor Relations)
                      (504) 576-4238                              (504) 576-4879 9; 9;
                      ypollar@entergy.com                       mlopicc@entergy.com

Entergy Provides Preliminary Third Quarter Earnings Guidance

New Orleans, La. - Entergy Corporation (NYSE: ETR) today indicated that it expects third quarter 2006 as-reported earnings of approximately $1.86 per share and third quarter operational earnings of approximately $1.83 per share. As-reported results, which were $1.65 per share in third quarter 2005 and included the impact of Hurricanes Katrina and Rita, are prepared in accordance with generally accepted accounting principles and are comprised of operational earnings (described below) and special items.

Third quarter as-reported 2006 earnings will include special items to reflect the quarterly results of Entergy New Orleans, Inc. (ENOI), and quarterly results of Entergy's competitive retail business for remaining transition work associated with the second quarter sale of this business. ENOI's results are being reported as a special item given the uncertainty that remains for this business as it works toward emerging from bankruptcy. Competitive retail results are being reported as a special item given Entergy's 2005 decision to sell this business.

Third quarter 2006 operational earnings are expected to be higher compared to third quarter 2005, when Entergy reported operational earnings of $1.68 per share, due to higher results at Entergy Nuclear that were partially offset by slightly lower results at Utility, Parent and Other.

The quarter on quarter decrease in earnings at Utility, Parent and Other is attributed primarily to:

    higher operation and maintenance expense
    higher interest expense
    lower interest income

Partially offsetting these items were higher revenues due to sales growth and pricing from previous rate actions and lower income taxes. Weather was warmer than normal in third quarter 2006 but comparable to the same period last year.

Entergy Nuclear's higher results are due primarily to:

    higher energy pricing compared to one year ago
    a power uprate completed since third quarter 2005 and fewer outage days a reduction in the decommissioning liability to reflect changes in assumptions on probability of life extension

Partially offsetting these factors was higher operation and maintenance expense at Entergy Nuclear in third quarter 2006.

Operational results at Entergy's non-nuclear wholesale assets business are expected to be slightly higher in the current period compared to third quarter 2005.

Entergy affirmed previously issued as-reported earnings guidance for 2006 to be in the range of $4.78 to $5.08 per share, and operational earnings guidance in the range of $4.50 to $4.80 per share. Entergy plans to issue 2007 earnings guidance as part of its third quarter 2006 earnings release.

  A teleconference will be held on October 31, 2006 at 10:00 a.m. CT to discuss Entergy's third quarter 2006 earnings announcement, and may be accessed by dialing (719) 457-2621 no more than 15 minutes prior to the start of the call. The confirmation number is 4496801. Internet users may also access the teleconference and view presentation slides by visiting Entergy's website at www.entergy.com/webcasts. For seven days following the teleconference, a tape delay will be available and may be accessed by dialing (719) 457-0820. The confirmation number is the same.

Entergy Corporation is an integrated energy company engaged primarily in electric power production and retail distribution operations. Entergy owns and operates power plants with approximately 30,000 megawatts of electric generating capacity, and it is the second-largest nuclear generator in the United States. Entergy delivers electricity to 2.7 million utility customers in Arkansas, Louisiana, Mississippi, and Texas. Entergy has annual revenues of over $10 billion and approximately 14,000 employees.

Additional investor information can be accessed online at

www.entergy.com/investor_relations

In this release and from time to time, Entergy makes statements concerning its expectations, beliefs, plans, objectives, goals, strategies, and future events or performance. Such statements are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Although Entergy believes that these forward-looking statements and the underlying assumptions are reasonable, it cannot provide assurance that they will prove correct. Except to the extent required by the federal securities laws, Entergy undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise. Forward-looking statements involve a number of risks and uncertainties, and there are factors that could cause actual results to differ materially from those expressed or implied in these statements. Some of those factors (in addition to the risk factors in the Form 10-K as well as others described in Entergy's Form 10-Q and in subsequent securities filings) include: resolution of pending and future rate cases and negotiations, including various performance-based rate discussions and implementation of new Texas legislation, and other proceedings, including those related to Entergy's System Agreement, Entergy's utility supply plan, recovery of storm costs, and recovery of fuel and purchased power costs, Entergy's ability to manage its operation and maintenance costs, the performance of Entergy's generating plants, and particularly the capacity factor at its nuclear generating facilities, prices for power generated by Entergy's unregulated generating facilities, the ability to hedge, sell power forward or otherwise reduce the market price risk associated with those facilities, including the Non-Utility Nuclear plants, and the prices and availability of fuel and power Entergy must purchase for its utility customers, and Entergy's ability to meet credit support requirements for fuel and power supply contracts, Entergy's ability to develop and execute on a point of view regarding prices of electricity, natural gas, and other energy-related commodities, changes in the financial markets, particularly those affecting the availability of capital and Entergy's ability to refinance existing debt, execute its share repurchase program, and fund investments and acquisitions, actions of rating agencies, including changes in the ratings of debt and preferred stock, changes in general corporate ratings, and changes in the rating agencies' ratings criteria, changes in inflation, interest rates, and foreign currency exchange rates, Entergy's ability to purchase and sell assets at attractive prices and on other attractive terms, volatility and changes in markets for electricity, natural gas, uranium, and other energy-related commodities, changes in utility regulation, including the beginning or end of retail and wholesale competition, the ability to recover net utility assets and other potential stranded costs, the establishment of a regional transmission organization that includes Entergy's utility service territory, and the application of market power criteria by the Federal Energy Regulatory Commission, changes in regulation of nuclear generation facilities and nuclear materials and fuel, including possible shutdown of nuclear generating facilities, particularly those in the northeastern United States, uncertainty regarding the establishment of interim or permanent sites for spent nuclear fuel storage and disposal, resolution of pending or future applications for license extensions or modifications of nuclear generating facilities, changes in law resulting from federal energy legislation, including the effects of the Public Utilities Holding Company Act of 1935 repeal, changes in environmental, tax, and other laws, including requirements for reduced emissions of sulfur, nitrogen, carbon, mercury, and other substances, the economic climate, particularly growth in Entergy's service territory, variations in weather and the occurrence of hurricanes and other storms and disasters, including uncertainties associated with efforts to remediate the effects of Hurricanes Katrina and Rita and recovery of costs associated with restoration including Entergy's ability to obtain financial assistance from governmental authorities in connection with these storms, the outcome of the Chapter 11 bankruptcy proceeding of Entergy New Orleans, Inc. and the impact of this proceeding on other Entergy companies, advances in technology, the potential effects of threatened or actual terrorism and war, the effects of Entergy's strategies to reduce tax payments, the effects of litigation and government investigations, changes in accounting standards, corporate governance, and securities law requirements, and Entergy's ability to attract and retain talented management and directors.